UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2007

B&D Food, Corp.
(Exact name of Registrant as specified in its Charter)

Delaware	000-21247	51-0373976
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Madison Avenue, Suite 1006, New York, New York 10022-2511
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: (212) 937-8456

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

 On June 11, 2007, B & D Food Corporation (the “Company’) entered into two definitive agreements to offer and sell an aggregate amount of 19,500,000 common shares of the Company. The common shares were offered and sold to two affiliated accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The aggregate offering price was U.S. $325,000. There were no offering expenses in connection with the transaction. The transaction closed on June 13, 2007.

Also on June 11, 2007, the Company agreed to sell warrants to acquire, subject to customary change-of-control, merger, reorganization, stock-split and other similar adjustments, 19,500,000 common shares of the Company in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The warrants have an exercise price of $0.10 per share, which is approximate 54% higher than the closing price of the Company’s common shares on June 11, 2007. The warrants vest immediately and are exercisable at any time until June 11, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.

B&D Food Corporation

Dated: June 14, 2007	By:	/s/ Yaron Arbell
Name: Yaron Arbell
Title: Chief Executive Officer